                         NOTICE OF GUARANTEED DELIVERY

                                      FOR

                        TENDER OF SHARES OF COMMON STOCK

                                       OF

                           UNO RESTAURANT CORPORATION

     As set forth in Section 2 of the Offer to Purchase (as defined below), this form or one substantially equivalent hereto must be used to tender Shares pursuant to the Offer (as defined below) if certificates for shares of Common Stock, $0.01 par value per share (the "Common Stock" or the "Shares"), of the Company, are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all documents required by the Letter of Transmittal to reach the Depositary by the Expiration Date (as defined in Section 1 of the Offer to Purchase). Such form may be delivered by hand or transmitted by telegraph, telex, facsimile transmission or letter to the Depositary. See Section 2 of the Offer to Purchase.

                  TO: CHASEMELLON SHAREHOLDER SERVICES, L.L.C.

                   By Mail:                                      By Hand:
          REORGANIZATION DEPARTMENT                     REORGANIZATION DEPARTMENT
                P.O. BOX 3301                           120 BROADWAY -- 13TH FLOOR
          SOUTH HACKENSACK, NJ 07606                        NEW YORK, NY 10271

          By Facsimile Transmission:                      By Overnight Courier:
                (201) 329-8936                          REORGANIZATION DEPARTMENT
          CONFIRM RECEIPT OF NOTICE                     120 BROADWAY -- 13TH FLOOR
           OF GUARANTEED DELIVERY:                          NEW YORK, NY 10271
      (201) 296-4209 (OR) (201) 296-4381

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

Ladies and Gentlemen:

     The undersigned hereby tenders to Uno Restaurant Corporation, a Delaware corporation, at the price per Share indicated below, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase dated June 12, 1997, (the "Offer to Purchase") and the related Letter of Transmittal (which together constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares indicated below pursuant to the guaranteed delivery procedure set forth in Section 2 of the Offer to Purchase.

--------------------------------------------------------------------------------
Name(s) of Record Holder(s):
                           -----------------------------------------------------

                           -----------------------------------------------------
                                          (PLEASE TYPE OR PRINT)

Address:
       -------------------------------------------------------------------------

Area Code and Tel. No.:
                      ----------------------------------------------------------

Signature(s):
           ---------------------------------------------------------------------
                                        (SIGN HERE)

Account No.:
           ---------------------------------------------------------------------

Number of Shares:
                ----------------------------------------------------------------

Certificate Nos. (if available):
                          ------------------------------------------------------

If Shares will be tendered by book-entry transfer, check the box

[ ] The Depository Trust Company
--------------------------------------------------------------------------------

                    NOTE: SIGNATURES MUST BE PROVIDED BELOW

              PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

--------------------------------------------------------------------------------
                        PRICE (IN DOLLARS) PER SHARE AT
                        WHICH SHARES ARE BEING TENDERED

                               CHECK ONLY ONE BOX

              IF MORE THAN ONE BOX IS CHECKED, OR IF NO BOX IS
              CHECKED, THERE IS NO PROPER TENDER OF SHARES

--------------------------------------------------------------------------------

         SHARES TENDERED AT PURCHASE PRICE DETERMINED BY DUTCH AUCTION

[ ] The undersigned wants to maximize the chance of having the Company purchase all the shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this one box INSTEAD OF ONE OF THE PRICE BOXES BELOW, the undersigned hereby tenders Shares at, and is willing to accept, the Purchase Price resulting from the Dutch Auction tender process. This action could result in receiving a price per Share as low as $6.00 or as high as $7.50.

                 ***CHECK EITHER THE BOX ABOVE OR ONE BELOW***

               SHARES TENDERED AT PRICE DETERMINED BY STOCKHOLDER

[ ] $6.00     [ ] $6.25     [ ] $6.50     [ ] $6.75     [ ] $7.00     [ ] $7.25     [ ] $7.50

[ ] $6.125    [ ] $6.375    [ ] $6.625    [ ] $6.875    [ ] $7.125    [ ] $7.375

--------------------------------------------------------------------------------

     [ ] CONDITIONAL TENDER. UNLESS THIS BOX HAS BEEN COMPLETED AND A MINIMUM
         SPECIFIED, THE TENDER WILL BE DEEMED UNCONDITIONAL

       Minimum number of Shares that must be purchased, if any are purchased: __________ Shares

                                 (GUARANTEE ON PAGE 4)

               GUARANTEE (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States, guarantees (a) that the above-named person(s) has a "net long position" in the Shares tendered hereby within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended, and (b) the delivery to the Depository, at one of its addresses set forth above, of the certificate(s) representing the Shares tendered hereby, in proper form for transfer, or to deliver to the Depositary such Shares pursuant to the procedure for book-entry transfer, in either case with delivery of a properly completed and duly executed Letter of Transmittal (or manually-signed facsimile thereof) and any other required documents, all within three (3) New York Stock Exchange trading days after the date hereof.

----------------------------------------     ------------------------------------------------
Name of Firm                                 Authorized Signature

----------------------------------------     ------------------------------------------------
Address                                      Title

----------------------------------------     ------------------------------------------------
Zip Code                                     Name

----------------------------------------     ------------------------------------------------
Area Code and Tel. No.                       Date

                 DO NOT SEND SHARE CERTIFICATES WITH THIS FORM
         SHARE CERTIFICATES MUST BE SENT WITH THE LETTER OF TRANSMITTAL

     The Institution which completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Institution.